Exhibit 10.1

AMENDMENT NO. 1 TO MANAGEMENT AGREEMENT

This AMENDMENT NO. 1 TO MANAGEMENT AGREEMENT (this “Amendment”), dated as of May 12, 2010, is made and entered into by and among ISLAND CENTERLINE MANAGER LLC, a Delaware limited liability company (the “Manager”), on the one hand, and CENTERLINE HOLDING COMPANY, a Delaware statutory trust (“CHC”), CENTERLINE CAPITAL GROUP INC., a Delaware corporation (“CCG” and, together with CHC, the “Company”), jointly and severally on the other hand.

WHEREAS, the Manager and the Company entered into a Management Agreement, dated as of March 5, 2010 (the “Management Agreement”); and

WHEREAS, the Manager and the Company desire to amend the Management Agreement to exclude from the definition of “Manager Representative” Representatives of Affiliates of the Manager who do not work on matters pertaining to the business of the Company.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements made herein and in any other agreements executed by the parties concurrently herewith or contemplated hereby, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

Section 1. Section 1(ss) of the Management Agreement is hereby amended and restated as follows:

“Manager Representative” means (i) any officer, director, employee, principal, member, manager, agent or other representative (collectively “Representative”) of the Manager or (ii) any Representative of any of the Manager’s Affiliates who provides services to the Company or any of its Subsidiaries of the type described in Schedule A to this Agreement.

Section 2. No Further Amendments. Except as amended herein, the Management Agreement otherwise remains unchanged and in full force and effect.

Section 3. Severability. Each provision of this Amendment is intended to be severable. If any term or provision of this Amendment is illegal or invalid for any reason, such illegality or invalidity will not affect the legality or invalidity of the remainder of this Amendment.

Section 4. Counterparts. This Amendment may be executed in one or more counterparts (including by facsimile or electronic pdf submission), each of which when executed shall be deemed to be an original, but all of which shall together constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their representatives on the date first written above.

COMPANY

CENTERLINE HOLDING COMPANY, a Delaware statutory trust

By:	/s/ Robert L. Levy
Name: Robert L. Levy Title: Chief Operating Officer

CENTERLINE CAPITAL GROUP INC., a Delaware corporation

By:	/s/ Robert L. Levy
Name: Robert L. Levy Title: Chief Financial Officer

MANAGER

ISLAND CENTERLINE MANAGER LLC, a Delaware limited liability company

By:	/s/Jeffrey P. Cohen
Name: Jeffrey P. Cohen Title: President